FX006 Pivotal Ph 2b Data September , 2015 Exhibit 99.1

Pivotal Phase 2b Study Design
-100 OA patients on FX006 (40mg)
-100 OA patients on FX006 (20mg)
-100 OA patients on Placebo (saline)
Study Objective
•
Identify a safe and well tolerated dose
of FX006 which demonstrates
superiority to placebo in magnitude of
pain relief at 12 weeks
Ph 2b Pivotal
Study
(n=300)
5ml IA single-dose knee injection
Location: US and Canada -
45 Centers
2
FX006
20mg
(100)
FX006
40mg
(100)
Placebo
Saline
(100)
Pain measured on 0 –
10 Numeric Rating Scale
•
0 = no pain; 10 = pain as bad as you can imagine
•
Baseline index knee pain between 5 and 9
•
Primary outcome measure -
weekly mean of
average daily pain intensity score
•
Primary endpoint: 12 week landmark analysis vs.
placebo
•
Patients were evaluated for a total of 24 weeks
Secondary outcome measures
•
Pain by WOMAC A (pain), B (stiffness), C (function)
•
Time to onset of pain relief
•
Responder status
•
Patient and clinical global impression of change
•
Rescue medication consumption
Completed enrollment February 2015

Durable Pain Relief with Substantial Separation from Placebo

0.0
-0.5
-1.0
-1.5
-2.0
-2.5
-3.0
-3.5
-4.0
LS Mean Change from Baseline (±SE), 0-10 Scale
Placebo (-006)
FX006 40 mg(-006)
FX006 20 mg (-006)
*Statistically significant (p < 0.05)
Wk 0
Wk 1
Wk 2
Wk 3
Wk 4
Wk 5
Wk 6
Wk 7
Wk 8
Wk 9
Wk 10
Wk 11
Wk 12
Wk 13
Wk 14
Wk 15
Wk 16
Wk 17
Wk 18
Wk 19
Wk 20
Wk 21
Wk 22
Wk 23
Wk 24
Weeks Post Treatment

flexion